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Investors	News Media
Nathan Speicher	Mike Barger
Office: (210) 255-6027	Office: (210) 255-6824
nathan.speicher@kci1.com	mike.barger@kci1.com

CENTAUR GUERNSEY L.P. INC. Announces Date of its First Quarter 2014
Earnings Release and Conference Call

San Antonio, Texas-May 1, 2014-Centaur Guernsey L.P. Inc. today announced that it will release its first quarter 2014 financial results and host an investor conference call on Tuesday, May 6, 2014. The conference call will begin at 10:00 a.m. EDT and the financial results will be available on SyndTrak, Intralinks and the SEC's website at www.sec.gov ahead of the call.

To access the conference call, domestic participants may dial (877) 537-8066 at least 10 minutes before the call is scheduled to begin. International participants may dial +706-634-7494. Participants will be required to provide the Conference ID number 32807764.